EXHIBIT 10.1

TETRA TECHNOLOGIES, INC.
CASH INCENTIVE COMPENSATION PLAN
Amendment No. 2

This Amendment No. 2 (this "Amendment") is made and entered into effective February 23, 2016, by TETRA Technologies, Inc., a Delaware corporation (the "Company"), as follows:
WHEREAS, the TETRA Technologies, Inc. Cash Incentive Compensation Plan (the "Plan") is maintained for the benefit of certain eligible persons as set forth in the Plan;

WHEREAS, Section 9.7 of the Plan allows the Committee to amend the Plan at any time and from time to time;

WHEREAS, the Company’s management and the Compensation Committee of the Board of Directors (the "Committee") believes it to be generally in the best interests of the Company to amend the Plan to provide for greater administrative flexibility; and

WHEREAS, the Committee desires to effectuate the changes set forth below.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.    The first sentence of Section 5.4 is hereby deleted and replaced with the following:

"All Awards under the Plan shall be payable in cash or other property (in the sole discretion of the Committee)."

2.    Section 8.5 of the Plan is hereby deleted in its entirety and replaced with the following:

"Award Payments will be paid in cash or other property (in the sole discretion of the Committee) after the end of the Performance Period and completion of the outside audit of financial results. Award Payments will be paid (if at all) no later than December 31st of the calendar year immediately following the calendar year to which the Performance Period relates. Except as provided in Section 9.5 and 9.6, a Participant must be employed on the date Award Payments are paid in order to receive payment under an Award."

3.    A new Section 9.8 is added to the Plan to read as follows:

"9.8    Notwithstanding anything in this Plan to the contrary, including, without limitation, Section 5.4 and Section 8.5, the Committee shall have the unilateral right to satisfy any obligation under this Plan with (i) cash, (ii) the grant of an equity award under the Company’s long-term incentive plans (subject to the terms and conditions of such applicable plans) or (iii) any other property deemed appropriate by the Committee."

4.    Except as otherwise set forth in this Amendment, the Plan shall remain in full force and effect.

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IN WITNESS WHEREOF, the Company has executed this Amendment effective as first written above.

TETRA TECHNOLOGIES, INC.

By: /s/ Stuart M. Brightman
Printed Name: Stuart M. Brightman
Title: President and Chief Executive Officer

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